SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 31, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2005, Cell Therapeutics, Inc. (the “Corporation”) entered into a Conversion and Placement Agreement (the “CAP Agreement”) with Linden Capital L.P. and Sunrise Partners Limited Partnership (the “Existing Holders”) with respect to the issuance of the Corporation’s common stock, no par value (“Common Stock”) to the Existing Holders. Together, the Existing Holders own $18.53 million of the Corporation’s 5.75% Senior Subordinated Convertible Notes due June 15, 2008 and $19.85 million of the Corporation’s 4% Senior Subordinated Convertible Notes due 2010 (collectively, the “Existing Holder Converts”). Under the CAP Agreement, the Existing Holders will exercise their conversion rights under all of the Existing Holder Converts in return for the receipt of 3,323,371 shares of Common Stock. The Existing Holders will also receive an additional 9,877,932 shares of Common Stock in consideration therefor, which shares will not be freely tradable but be subject to our obligation to register them for resale under a Form S-3 registration statement or other applicable form (the “Restricted Shares”).

The Existing Holders will receive in the aggregate 13,201,303 shares of Common Stock under the CAP Agreement, provided, however, that that in no event shall the Corporation issue to the Existing Holders shares of Common Stock in excess of such number as would result in any Existing Holders becoming the beneficial owner of 9.5% or more of the Corporation’s Common Stock on a fully diluted basis. In such event, the Corporation shall issue to the Existing Holder a number of zero strike price warrants (the “Warrants”) equal to the number of shares of Common Stock that the Corporation is precluded by this provision from issuing to such Existing Holder, with such warrants containing similar blocker provisions.

The Corporation knows of no material relationship between the Corporation or its affiliates and the Existing Holders other than in respect of the CAP Agreement and the Existing Holders’ intention to participate in the Corporation’s offering of its 6.75% Convertible Senior Notes due 2010.

The description of the terms and conditions of the CAP Agreement and the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the CAP Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

On November 1, 2005, the Corporation issued a press release related to the matters described herein (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The descriptions herein of the Warrants are qualified in their entirety by reference to such document, a form of which is included in the CAP Agreement, which is attached hereto as Exhibit 10.1 and is also incorporated herein by reference.

The Restricted Shares and Warrants were offered and sold to the Existing Holders in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Existing Holders is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are attached with this report on Form 8-K:

10.1	Conversion and Placement Agreement dated October 31, 2005 among Cell Therapeutics, Inc., Linden Advisors L.P. and Sunrise Partners Limited Partnership

99.1	Press Release dated November 1, 2005 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: November 3, 2005	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Conversion and Placement Agreement dated October 31, 2005 among Cell Therapeutics, Inc., Linden Advisors L.P. and Sunrise Partners Limited Partnership

99.1	Press Release dated November 1, 2005 of Cell Therapeutics, Inc.